UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2022

Canterbury Park Holding Corporation
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.01 per share	CPHC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry Into a Material Definitive Agreement.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Canterbury Park Holding Corporation (the “Company”) and its subsidiary, Canterbury Development LLC (“Canterbury Development”), are parties to that certain Contract for Private Redevelopment dated August 8, 2018 (the “Original Agreement”) with the City of Shakopee, Minnesota (the “City”) and the Economic Development Authority for the City of Shakopee, Minnesota (the “Authority”). The Company and Canterbury Development are collectively referred to as the “Master Developer.”

Under the Original Agreement, the Master Developer agreed to undertake a number of specific infrastructure improvements within the Tax Increment Financing (Redevelopment) District No. 18 (the “TIF District”) and the City agreed that a portion of the tax revenue generated from the developed property will be paid to the Master Developer to reimburse it for its expense in constructing these improvements. Under the Original Agreement, the total estimated cost of TIF eligible improvements to be borne by the Master Developer was $23,336,500.

On January 25, 2022, the Company received the fully executed First Amendment to the Contract for Private Redevelopment (the “First Amendment”) among the Master Developer, the City and the Authority, which is effective as of September 7, 2021. Capitalized terms not defined in this Current Report on Form 8-K have the meanings ascribed to them in the Original Agreement, as amended by the First Amendment.

Under the First Amendment and as part of the authorized changes regarding the responsibilities of the Master Developer and the City, improvements on Unbridled Avenue will be primarily constructed by the City. As a result, the total estimated cost of TIF eligible improvements to be borne by the Master Developer will be reduced by $5,744,000 to an amount not to exceed $17,592,881. In order to reimburse the Master Developer for the qualified costs related to constructing the Developer Improvements, the Authority will issue and the Master Developer will purchase a TIF Note in the maximum principal amount of $17,592,881. The First Amendment also memorialized that the Master Developer completed the Shenandoah Drive improvements as required prior to December 31, 2019. The City is obligated to issue bonds to finance the portion of the improvements required to be constructed by the City. Additionally, in order to reimburse the Master Developer for the costs related to constructing the Developer Improvements, the Authority will issue and the Master Developer will purchase a TIF Note in the maximum principal amount of $17,592,881.

A detailed Schedule of the Public Improvements under the First Amendment, the timeline for their construction and the source and amount of funding is set forth on Exhibit C of the First Amendment. The Master Developer expects to substantially complete the remaining Developer Improvements by July 17, 2027 and will be reimbursed for costs of the Developer Improvements incurred by no later than July 17, 2027. The total amount of funding that the Master Developer will be paid as reimbursement under the TIF program for these improvements is not guaranteed, however, and will depend in part on future tax revenues generated from the developed property.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d.)	Exhibits

10.1
First Amendment dated as of September 7, 2021 to the Contract for Private Redevelopment dated August 10, 2018 by and among Canterbury Park Holding Corporation, Canterbury Development LLC, the City of Shakopee, Minnesota, and the Economic Development Authority for the City of Shakopee, Minnesota.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: January 31, 2022	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer